Arizona Corporation Commission - RECEIVED: 11/19/2020
Arizona Corporation Commission - FILED: 11/19/2020

ARTICLES OF AMENDMENT

OF FOR-PROFIT CORPORATION

ENTITY INFORMATION

ENTITY NAME:	HOOP STREET CENTER I CORPORATION
ENTITY ID:	23132285
ENTITY TYPE:	Domestic For-Profit (Business) Corporation
PERIOD OF DURATION:	Perpetual
CHARACTER OF BUSINESS:	Any legal purpose
AUTHORIZED SHARES:	Share Class: Common Share Series: Share Total: 3000000 Share Class: Preferred Share Series: Share Total: 1000000

FORMER ENTITY NAME

No name change

STATUTORY AGENT INFORMATION

STATUTORY AGENT NAME:	Ernest Hemple
PHYSICAL ADDRESS:	20715 S 184TH PL, Power and Queen Creek, QUEEN CREEK, AZ 85142
MAILING ADDRESS:	

KNOWN PLACE OF BUSINESS

Att: Ernest Hemple, 20715 S 184th Place, QUEEN CREEK, AZ 85142

PRINCIPAL INFORMATION

CEO (Chief Executive Officer): Ernest Hemple - 20715 S 184th Place, QUEEN CREEK, AZ, 85142, USA - ernesthemple@yahoo.com - Date of Taking Office: 09/21/2020

Director: Ernest Hemple - 20715 S 184th Place, QUEEN CREEK, AZ, 85142, USA - ernesthemple@yahoo.com - Date of Taking Office:

Incorporator: Ernest Hemple - 20715 S 184th Place, QUEEN CREEK, AZ, 85142, USA - ernesthemple@yahoo.com - Date of Taking Office:

ADOPTION AND VOTE

ADOPTION DATE:	09/21/2020
Does the amendment provide for an exchange, reclassification or cancellation of issued shares?	YES
Does the amendment contain provisions for implementing the exchange, reclassification or cancellation of issued shares?	YES
Approved by incorporators or board of directors without shareholder action, and shareholder approval was not required, or no shares have been issued	YES
Approved by shareholders but not by voting groups	NO
Approved by shareholders and voting groups	NO
Approved by voting group(s) only	NO

SIGNATURE

Officer: Ernest Hemple - 11/19/2020

Board Resolution Approving Amendment of the Articles of Incorporation of Hoop Street Center I Corporation.

The Corporation's Board of Directors believe that it is in the best interest of the Corporation to amend the Authorized Capital as follows:

Common Stock 3000000
Preferred Stock 1000000

It is resolved that the Corporation is authorized to amend its Certificate of Incorporation to ramend the Authorized Capital and the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be signed by the Director and affirm the foregoing as true and correct under penalty of perjury this 19th day of November 2020.

-Sd-
Ernest Hemple